ARMOUR RESIDENTIAL REIT, INC. ANNOUNCES PRELIMINARY
UNAUDITED Q4 RESULTS AND DECEMBER 31, 2023 FINANCIAL POSITION

VERO BEACH, Florida -- February 14, 2024 -- ARMOUR Residential REIT, Inc. (NYSE: ARR and ARR PRC) (“ARMOUR” or the “Company”) today announced the Company's preliminary unaudited fourth quarter 2023 ("Q4") results and December 31, 2023 financial position.

ARMOUR's Q4 2023 Results
◦Income attributable to common stockholders of $96.6 million or $1.96 per common share.
◦Net interest income of $5.8 million.
◦Distributable Earnings available to common stockholders of $52.4 million, which represents $1.07 per common share (see explanation of this non-GAAP measure and related Company comments on page 9).
◦Paid common stock dividends of $0.40 per share per month, or $1.20 per share for Q4 (As previously announced, the Company has adjusted its common stock dividend rate to $0.24 per share per month for Q1 2024, see page 11)

ARMOUR's December 31, 2023 Financial Position
◦Book value per common share of $22.54 resulting from:

Book Value, September 30, 2023	$21.73
Net Income per common share	1.96
Less: Common dividends per common share	(1.20)
Equity Capital Activities, net	0.05
Book Value, December 31, 2023	$22.54

◦Liquidity, including cash and unencumbered agency and U.S. government securities, of $657.0 million.
◦Agency mortgage-backed securities ("MBS") portfolio totaled $11.5 billion, including To Be Announced ("TBA") Security positions.
◦Repurchase agreements totaled $9.6 billion; 48.4% were with ARMOUR affiliate BUCKLER Securities LLC.
◦Debt to equity ratio of 7.6 to 1 (based on repurchase agreements divided by total stockholders’ equity). Implied leverage, including TBA Securities and forward settling sales and unsettled purchases was 8.0 to 1.
◦Interest Rate swap contracts totaled $6.8 billion of notional amount, representing 68% of total repurchase agreement and TBA Securities.

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ARMOUR Residential REIT, Inc. Announces Preliminary Unaudited Q4 Results and
December 31, 2023 Financial Position

February 14, 2024                                             Page 2

Book value per common share consisted of:

	December 31, 2023	September 30, 2023
	(in millions except per share)
Common stock, at par value - 48,798,954 and 48,995,384 shares outstanding, respectively	$0.1	$0.1
Additional paid-in capital	4,318.2	4,320.6
Cumulative distributions to stockholders	(2,220.6)	(2,158.5)
Accumulated net loss	(826.5)	(926.1)
Total Stockholders' Equity	$1,271.2	$1,236.1
Less: liquidation preference - 7.00% Cumulative Redeemable Preferred C Stock - 6,846,978 shares outstanding	(171.2)	(171.2)
Equity Attributable to Common Stockholders	$1,100.0	$1,064.9
Book value per common share	$22.54	$21.73
The major drivers of the change in the Company's financial position were:

	Q4 2023	Q3 2023
	(in millions)
Total Stockholders' Equity – Beginning	$1,236.1	$1,283.0
Income (Loss)
Investment in securities:
Gain (Loss) on MBS	$441.0	$(474.8)
Gain (Loss) on U.S. Treasury Securities	(48.6)	5.4
Gain (Loss) on TBA Securities	(2.3)	26.9
Amortization of prior unrealized losses	11.9	6.5
Gain (Loss) on interest rate swaps	(277.3)	262.1
Gain (Loss) on futures contracts	(19.6)	2.2
Net Interest Income	5.8	3.6
Total Expenses after fees waived (1)	(11.3)	(11.1)
Net Income (Loss)	$99.6	$(179.2)
Preferred stock dividends	(3.0)	(3.0)
Common stock dividends	(59.0)	(56.8)
Capital Activities
Issuance of common stock	0.8	192.3
Common shares repurchased	(3.3)	(0.2)
Total Stockholders' Equity – Ending	$1,271.2	$1,236.1
(1)The Company’s external manager has waived a portion of its contractual management fee at the rate of $1.65 million per quarter for each of Q4 and Q3 2023.
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ARMOUR Residential REIT, Inc. Announces Preliminary Unaudited Q4 Results and
December 31, 2023 Financial Position

February 14, 2024                                             Page 3

The following condensed financial statements are unaudited. The Company's audited financial statements as of December 31, 2023 and December 31, 2022 and for the years in the three year period ended December 31, 2023, will be included in the Company's Form 10-K to be filed with the SEC.

Condensed Balance Sheet	December 31, 2023	September 30, 2023	December 31, 2022
	(in millions)
Assets
Cash	$221.9	$133.5	$87.3
Cash collateral posted to counterparties	37.0	13.6	30.8
Agency Securities, at fair value	11,159.8	12,384.1	8,198.6
Receivable for unsettled sales	—	96.5	—
Derivatives, at fair value	877.4	1,231.1	984.4
Accrued interest receivable	47.1	54.4	28.8
Prepaid and other	1.2	1.0	2.1
Subordinated loan to BUCKLER	—	—	105.0
Total Assets	$12,344.4	$13,914.2	$9,437.0

Liabilities
Repurchase agreements, net	$9,648.0	$11,504.2	$6,463.1
Obligations to return securities received as collateral, at fair value	350.3	—	502.7
Cash collateral posted by counterparties	860.1	1,133.3	963.6
Payable for unsettled purchases	171.5	—	353.4
Derivatives, at fair value	5.0	—	13.0
Accrued interest payable- repurchase agreements	26.5	30.8	19.1
Accrued interest payable- U.S. Treasury Securities sold short	5.0	—	3.4
Accounts payable and other accrued expenses	6.8	9.8	6.4
Total Liabilities	$11,073.2	$12,678.1	$8,324.7

Stockholders’ Equity
7.00% Cumulative Redeemable Preferred C Stock ($0.001 par value per share, $25.00 per share liquidation preference)	$—	$—	$—
Common stock ($0.001 par value per share)	0.1	0.1	0.1
Additional paid-in capital	4,318.2	4,320.6	3,874.6
Cumulative distributions to stockholders	(2,220.6)	(2,158.5)	(1,992.4)
Accumulated net loss	(826.5)	(926.1)	(758.5)
Accumulated other comprehensive loss	—	—	(11.5)
Total Stockholders’ Equity	1,271.2	1,236.1	1,112.3
Total Liabilities and Stockholders’ Equity	$12,344.4	$13,914.2	$9,437.0
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ARMOUR Residential REIT, Inc. Announces Preliminary Unaudited Q4 Results and
December 31, 2023 Financial Position

February 14, 2024                                             Page 4

Condensed Statements of Operations	Q4 2023	Q3 2023
	($ in millions except, share and per share)
Interest Income
Interest Income	$146.2	$153.6
Interest expense	(140.4)	(150.0)
Net Interest Income	5.8	3.6
Other Income (Loss)
Gain (Loss) on Agency Securities, trading	452.9	(468.3)
Gain (Loss) on U.S. Treasury Securities	(48.6)	5.4
Gain (Loss) on derivatives, net	(299.2)	291.2
Total Other Income (Loss)	105.1	(171.7)
Expenses
Management fees	9.8	9.7
Compensation	1.3	1.3
Other Operating	1.9	1.8
Total Expenses	13.0	12.8
Less management fees waived	(1.7)	(1.7)
Total Expenses after fees waived	11.3	11.1
Net Income (Loss)	99.6	(179.2)
Dividends on preferred stock	(3.0)	(3.0)
Net Income (Loss) available (related) to common stockholders	$96.6	$(182.2)

Net Income (Loss) per share available (related) to common stockholders:
Basic	$1.98	$(3.92)
Diluted	$1.96	$(3.92)
Dividends declared per common share	$1.20	$1.20
Weighted average common shares outstanding:
Basic	48,886,375	46,506,373
Diluted	49,184,375	46,506,373

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ARMOUR Residential REIT, Inc. Announces Preliminary Unaudited Q4 Results and
December 31, 2023 Financial Position

February 14, 2024                                             Page 5

The tables below summarize certain characteristics of our investments in securities at December 31, 2023 and September 30, 2023 (in thousands).

December 31, 2023	Principal Amount	Amortized Cost	Gross Unrealized Gain (Loss)	Fair Value	CPR (1)	Weighted Average Months to Maturity	Percent of Total
Agency Fixed Rates ≥ 181 months
3.5%	$1,181,289	$1,157,554	$(70,416)	$1,087,138	3.7%	340	9.5%
4.0%	1,130,222	1,123,331	(49,895)	1,073,436	4.5%	341	9.4
4.5%	1,054,481	1,045,143	(21,283)	1,023,860	3.8%	343	8.9
5.0%	1,620,054	1,609,875	(1,517)	1,608,358	4.0%	347	14.0
5.5%	3,280,469	3,294,740	10,566	3,305,306	4.3%	351	28.8
6.0%	2,416,172	2,458,340	2,515	2,460,855	5.3%	350	21.5
6.5%	52,896	54,259	566	54,825	6.0%	348	0.4
Other Agency Securities
Agency CMBS	$542,578	$540,138	$5,838	$545,976	n/a	115	4.8%
Total Agency Securities	$11,278,161	$11,283,380	$(123,626)	$11,159,754	4.2%	336	97.3%
TBA Agency Securities (2)
30 Year Long, 6.0%	$300,000	$303,223	$1,816	$305,039	n/a	n/a	2.7%
Total Investments in Securities	$11,578,161	$11,586,603	$(121,810)	$11,464,793	n/a	n/a	100.0%

(1)Weighted average CPR during the quarter for the securities owned at December 31, 2023. Negative CPR can occur if payments are not made on the first of the month and the scheduled principal amount is not received.
(2)Our TBA Agency Securities were recorded as derivative instruments in our condensed balance sheet. Our TBA Agency Securities were reported at net carrying values of $1,816, at December 31, 2023 and are reported in Derivatives, at fair value on our condensed balance sheet.

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ARMOUR Residential REIT, Inc. Announces Preliminary Unaudited Q4 Results and
December 31, 2023 Financial Position

February 14, 2024                                             Page 6

September 30, 2023	Principal Amount	Amortized Cost	Gross Unrealized Gain (Loss)	Fair Value	CPR (1)	Weighted Average Months to Maturity	Percent of Total
Agency Fixed Rates ≥ 181 months
3.0%	$601,159	$540,348	$(41,628)	$498,720	1.0%	335	4.2%
3.5%	1,199,320	1,175,271	(139,826)	1,035,445	5.3%	343	8.7
4.0%	1,149,525	1,142,605	(115,276)	1,027,329	4.4%	344	8.6
4.5%	1,289,449	1,284,342	(98,668)	1,185,674	6.5%	346	9.9
5.0%	2,790,843	2,770,504	(130,515)	2,639,989	4.9%	351	22.1
5.5%	3,328,905	3,343,543	(117,213)	3,226,330	5.7%	354	26.9
6.0%	2,258,756	2,304,975	(71,091)	2,233,884	10.7%	352	18.6
6.5%	54,023	55,415	(726)	54,689	23.7%	351	0.5
Other Agency Securities
Agency CMBS	$512,799	$510,893	$(28,816)	$482,077	n/a	118	4.0%
Total Agency Securities	$13,184,779	$13,127,896	$(743,759)	$12,384,137			103.5%
TBA Agency Securities (2)
30 Year Short, 3.0%	$(500,000)	$(425,190)	$11,284	$(413,906)	n/a	n/a	(3.5)%
Totals	$12,684,779	$12,702,706	$(732,475)	$11,970,231			100.0%

(1)Weighted average CPR during the quarter for the securities owned at September 30, 2023. Negative CPR can occur if payments are not made on the first of the month and the scheduled principal amount is not received.
(2)Our TBA Agency Securities were recorded as derivative instruments in our condensed balance sheet. Our TBA Agency Securities were reported at net carrying values of $11,284, at September 30, 2023 and were reported in Derivatives, at fair value on our condensed balance sheet.
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ARMOUR Residential REIT, Inc. Announces Preliminary Unaudited Q4 Results and
December 31, 2023 Financial Position

February 14, 2024                                             Page 7

The table below summarizes the activity in the Company's investment securities for the periods presented (in thousands).

	Agency Securities	U.S. Treasuries	U.S. Treasury Securities Sold Short
Balance, December 31, 2022	$8,198,591	$—	$(506,074)
Purchases (1)	4,964,221	619,373	—
Proceeds from sales	(1,052,878)	(613,852)	—
Principal repayments	(148,523)	—	—
Current gains (losses)	118,954	(5,394)	(6,465)
Change in accrued interest payable	—	—	(5,242)
Amortization:
Prior unrealized losses	5,468	5	—
Purchase premium	(1,122)	(132)	—
Balance, March 31, 2023	$12,084,711	$—	$(517,781)
Purchases (1)	2,557,813	—	—
Proceeds from sales	(2,955,588)	—	—
Receivable for unsettled sales	(94,825)	—	—
Principal repayments	(255,487)	—	—
Current gains (losses)	(163,120)	—	11,933
Change in accrued interest payable	—	—	5,185
Amortization:
Prior unrealized losses	5,461	—	—
Purchase premium	(2,330)	—	—
Balance, June 30, 2023	$11,176,635	$—	$(500,663)
Purchases (1)	2,138,161	—	491,750
Proceeds from sales	(242,657)	—	—
Receivable for unsettled sales	(1,665)	—	—
Principal repayments	(218,320)	—	—
Current gains (losses)	(474,796)	—	5,438
Change in accrued interest payable	—	—	3,475
Amortization:
Prior unrealized losses	6,516	—	—
Purchase premium	263	—	—
Balance, September 30, 2023	$12,384,137	$—	$—
Purchases (1)	446,715	4,668	349,959
Proceeds from sales	(2,039,469)	(4,668)	(651,621)
Receivable for unsettled sales	96,490	—	—
Principal repayments	(180,828)	—	—
Current gains (losses)	440,944	—	(48,611)
Change in accrued interest payable	—	—	(5,049)
Amortization:			—
Prior unrealized losses	11,964	—	—
Purchase premium	(199)	—	—
Balance, December 31, 2023	$11,159,754	$—	$(355,322)
(1)Purchases include cash paid during the period, plus payable for investment securities purchased during the period as of period end.
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ARMOUR Residential REIT, Inc. Announces Preliminary Unaudited Q4 Results and
December 31, 2023 Financial Position

February 14, 2024                                             Page 8

The following table details the changes in the fair value of our interest rate swap contracts for the periods presented (in thousands).

	For the Periods Ended
Interest Swap Contracts	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Net Balance, beginning of period	$1,219,773	$989,382	$816,338	$983,659	$180,476
Net interest rate swap contract payments paid (received)	(65,468)	(11,884)	(26,900)	(29,611)	17,027
Interest rate swap income accrued	107,088	107,361	104,077	78,942	107,269
Interest rate swap expense accrued	(48,119)	(49,192)	(51,871)	(31,403)	(54,049)
Current unrealized gains	(280,610)	445,653	110,135	(233,984)	922,067
Amortization of prior unrealized (gains) losses	(55,648)	(241,765)	37,603	60,032	(122,101)
Loss on early terminations	(6,456)	(19,782)	—	(11,297)	(67,030)
Net Balance, end of period	$870,560	$1,219,773	$989,382	$816,338	$983,659

The following tables present the notional and weighted average interest rate of our interest rate swap contracts by year of maturity as of the dates indicated.

	December 31, 2023		September 30, 2023		December 31, 2022
Year of Maturity	Total Notional (in millions)	Total Weighted Average Pay Rate, Net	Total Notional (in millions)	Total Weighted Average Pay Rate, Net	Total Notional (in millions)	Total Weighted Average Pay Rate, Net
2023	$—	—%	$—	—%	$603.0	0.07%
2024	554.0	2.95%	554.0	2.95%	390.0	0.16%
2025	73.0	0.06%	73.0	0.06%	73.0	0.06%
2026	475.0	0.26%	475.0	0.26%	475.0	0.26%
2027	707.0	0.88%	707.0	0.88%	707.0	0.88%
2028	500.0	3.73%	500.0	3.73%	—	—%
2029	754.0	0.62%	754.0	0.62%	754.0	0.62%
2030	1,198.0	0.55%	1,198.0	0.55%	1,198.0	0.55%
2031	1,450.0	1.09%	1,450.0	1.09%	1,450.0	1.09%
2032	700.0	1.39%	700.0	1.39%	700.0	1.39%
2033	375.0	3.70%	1,925.0	3.84%	—	—%
Total	$6,786.0	1.37%	$8,336.0	1.84%	$6,350.0	0.72%
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ARMOUR Residential REIT, Inc. Announces Preliminary Unaudited Q4 Results and
December 31, 2023 Financial Position

February 14, 2024                                             Page 9

Distributable Earnings
Distributable Earnings is a non-GAAP measure defined as net interest income plus TBA Drop Income adjusted for the net coupon effect of interest rate swaps and futures contracts minus net operating expenses. Distributable Earnings is based on the historical cost basis of our Agency Securities, interest rate swaps and futures contracts. Distributable Earnings differs, potentially significantly, from net interest income and from net income (loss) (which includes realized gains and losses and market value adjustments). The net coupon effect of interest rate swaps is the primary driver of market value adjustments on these positions that were recognized in net income (loss) and total stockholders’ equity in prior periods.

The Company notes that certain other publicly-traded mortgage REITs (the “Peer Group”) described in its proxy statement filed for its 2023 annual meeting of stockholders may each have different calculations for Distributable Earnings or versions of similar metrics, which could make the Company’s Distributable Earnings metric difficult to compare to the measures used by the Peer Group. As a result, the Company is currently studying the importance of reporting Distributable Earnings in future earnings releases and its public filings with the SEC and evaluating whether total economic return or another relevant measure might be more meaningful for investors.

For a portion of its Agency Securities the Company may enter into TBA forward contracts for the purchase or sale of Agency Securities at a predetermined price, face amount, issuer, coupon and stated maturity on an agreed-upon future date, but the particular Agency Securities to be delivered are not identified until shortly before the TBA settlement date. The Company accounts for TBA Agency Securities as derivative instruments if it is reasonably possible that it will not take or make physical delivery of the Agency Securities upon settlement of the contract. The Company may choose, prior to settlement, to move the settlement of these securities out to a later date by entering into an offsetting short or long position (referred to as a “pair off”), net settling the paired off positions for cash, and simultaneously purchasing or selling a similar TBA Agency Security for a later settlement date. This transaction is commonly referred to as a “dollar roll.” The Company accounts for TBA dollar roll transactions as a series of derivative transactions.

Forward settling TBA contracts typically trade at a discount, or “Drop,” to the regular settled TBA contract to reflect the expected interest income on the underlying deliverable Agency Securities, net of an implied financing cost, which would have been earned by the buyer if the contract settled on the next regular settlement date. When the Company enters into TBA contracts to buy Agency Securities for forward settlement, it earns this “TBA Drop Income,” because the TBA contract is essentially equivalent to a leveraged investment in the underlying Agency Securities. The amount of TBA Drop Income is calculated as the difference between the spot price of similar TBA contracts for regular settlement and the forward settlement price on the trade date. The Company generally accounts for TBA contracts as derivatives and TBA Drop Income is included as part of the periodic changes in fair value of the TBA contracts that the Company recognizes currently in the Other Income (Loss) section of its Consolidated Statement of Operations.

Regulation G Reconciliation
The Company believes that Distributable Earnings and Distributable Earnings per common share may be useful to investors because our Board of Directors may consider Distributable Earnings and Distributable Earnings per common share as part of its deliberations when determining the level of dividends on our common stock. Distributable Earnings and Distributable Earnings per common share tend to be more stable over time and this practice is designed to increase the stability of our common stock dividend from month to month. However, because Distributable Earnings is an incomplete measure of the Company’s financial performance and involves significant differences from net interest income and net income (loss) computed in accordance with GAAP, Distributable Earnings should be considered as supplementary to, and not as a substitute for, the Company’s net
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ARMOUR Residential REIT, Inc. Announces Preliminary Unaudited Q4 Results and
December 31, 2023 Financial Position

February 14, 2024                                             Page 10

interest income and net income (loss) computed in accordance with GAAP as a measure of certain aspects of the Company’s financial performance. The Company continues to evaluate the usefulness of Distributable Earnings to management, our Board of Directors and investors.

The elements of ARMOUR’s Distributable Earnings and Distributable Earnings per common share and a reconciliation of those amounts to the Company’s Net Interest Income, Net Loss and Net Loss per common share appear below:

	Q4 2023	Q3 2023
	($ in millions except, share and per share)
Net Interest Income	$5.8	$3.6
TBA Drop Income	1.1	1.4
Net interest income on interest rate swaps	58.9	58.2
Net interest income on futures contracts	0.9	1.1
Total Expenses after fees waived	(11.3)	(11.1)
Distributable Earnings	$55.4	$53.2
Dividends on Preferred Stock	(3.0)	(3.0)
Distributable Earnings available to common stockholders	$52.4	$50.2
Distributable Earnings per common share	$1.07	$1.08

Net Income (Loss)	$99.6	$(179.2)
Items Excluded from Distributable Earnings:
(Gain) Loss on MBS	(441.0)	474.8
(Gain) Loss on U.S. Treasury Securities	48.6	(5.4)
(Gain) Loss on TBA Securities, less TBA Drop Income	3.4	(25.5)
Amortization of prior unrealized net gains	43.7	40.0
(Gain) Loss on futures contracts	20.5	(1.1)
(Gain) Loss on interest rate swaps	280.6	(250.4)
Add net	$(44.2)	$232.4
Distributable Earnings	$55.4	$53.2
Dividends on Preferred Stock	(3.0)	(3.0)
Distributable Earnings available to common stockholders	$52.4	$50.2
Distributable Earnings per common share	$1.07	$1.08

Net Income (Loss)	$99.6	$(179.2)
Dividends on Preferred Stock	(3.0)	(3.0)
Net Income (Loss) available (related) to common stockholders	$96.6	$(182.2)
Net Income (Loss) per common share	$1.96	$(3.92)
Weighted average common shares outstanding	49,184,375	46,506,373

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ARMOUR Residential REIT, Inc. Announces Preliminary Unaudited Q4 Results and
December 31, 2023 Financial Position

February 14, 2024                                             Page 11

Company Update
At the close of business on February 12, 2024:
◦Common stock outstanding of 48,737,057 shares.
◦7.00% Cumulative Redeemable Preferred C Stock ("Series C Preferred Stock") with liquidation preference totaling approximately $171.2 million.
◦Estimated Book value per common share was approximately $21.81.
◦Liquidity, including cash and unencumbered securities, exceeded $593 million. MBS principal and interest receivable due February 2024 totaled $108 million.
◦Securities portfolio included approximately $11.1 billion of Agency MBS (including TBA Securities).
◦Debt to equity ratio (based on repurchase agreements divided by total stockholders' equity) was approximately 7.35 to 1. Implied leverage, including forward settling sales and unsettled purchases was 7.50 to 1.
Dividends
On December 14, 2023, the Company announced guidance on its common share dividend rate of $0.24 per share and expected dividend yield in approximately the low to mid-teens (12% to 15%) as a percentage of book value for January 2024. ARMOUR paid monthly cash dividends of $0.40 per share of the Company’s common stock each month in Q4 2023. On January 30, 2024, a cash dividend of $0.24 per outstanding common share was paid to holders of record on January 16, 2024. We have also declared a cash dividend of $0.24 per outstanding common share payable February 28, 2024 and March 28, 2024 to holders of record on February 15, 2024 and March 15, 2024, respectively. ARMOUR’s Board of Directors will determine future common dividend rates based on an evaluation of the Company’s results, financial position, real estate investment trust (“REIT”) tax requirements, and overall market conditions as the quarter progresses. In order to maintain ARMOUR’s tax status as a REIT, the Company is required to timely distribute substantially all of its ordinary REIT taxable income for the tax year.

ARMOUR paid monthly cash dividends of $0.14583 per share of the Company’s Series C Preferred Stock for each month in Q4 2023. On January 29, 2024, a cash dividend of $0.14583 per outstanding share of Series C Preferred Stock was paid to holders of record on January 15, 2024. We have also declared cash dividends of $0.14583 per outstanding share of Series C Preferred Stock payable February 27, 2024 to holders of record on February 15, 2024 and payable March 27, 2024 to holders of record on March 15, 2024.

The Company's Series C Preferred Stock dividends for 2023 will be treated 100.00% as fully taxable ordinary income. Common stock dividends for 2023 will be treated 52.54% as taxable ordinary income and 47.46% as non-taxable return of capital.

ARMOUR Residential REIT, Inc.
ARMOUR invests primarily in fixed rate residential, adjustable rate and hybrid adjustable rate residential mortgage-backed securities issued or guaranteed by U.S. Government-sponsored enterprises or guaranteed by the Government National Mortgage Association. ARMOUR is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”).

Safe Harbor
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,”
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ARMOUR Residential REIT, Inc. Announces Preliminary Unaudited Q4 Results and
December 31, 2023 Financial Position

February 14, 2024                                             Page 12

“intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

The preliminary selected unaudited financial information as of December 31, 2023 and for the periods in the year then ended included in this press release are preliminary, are not a comprehensive statement of financial results for the fiscal year, and are provided prior to completion of all internal and external review and audit procedures and, therefore, are subject to adjustment. Actual results may vary from these estimates, and the variations may be material. Among the factors that could cause or contribute to material differences between the Company’s actual results and expectations indicated by the forward-looking statements are risks and uncertainties that include, but are not limited to, changes to the Company’s financial results for the year ended December 31, 2023 due to the completion of financial closing procedures, final adjustments and other developments that may arise between now and the time that the Company’s financial statements for the fiscal year are finalized and publicly released and other risks and uncertainties described above and in the Company’s filings with the SEC.

Additional Information and Where to Find It
The Company expects to release its Annual Report on Form 10-K by February 29, 2024. Investors, security holders and other interested persons may also find ARMOUR's most recent Company Update and additional information regarding the Company at the SEC’s internet site at www.sec.gov, or the Company website at www.armourreit.com or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

CONTACT:     investors@armourreit.com
James R. Mountain
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340
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